Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Gales Industries Incorporated

We consent to the inclusion in the foregoing Amendment No. 2 to the Registration Statement on Form SB-2/A of our report, dated March 28, 2006, relating to the financial statements of Gales Industries Incorporated as of December 31, 2005 and for the year ended December 31, 2005. We also consent to the reference to our firm under the caption "Experts".


                                                 /s/ Goldstein Golub Kessler LLP
                                                 -------------------------------
                                                 Goldstein Golub Kessler LLP

New York, New York
July 18, 2006